UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

Nexentis Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40403	26-4684680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pinhas Sapir St. 3, Kiryat HaMada Ness Ziona, Israel	7403626
(Address of principal executive offices)	(Zip Code)

(347) 468 9583

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NXTS	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On October 15, 2026, Nexentis Technologies Inc. (the “Company”) issued (i) 51,000 shares of common stock to a consultant for accounting and controller services provided to the Company; (ii) 101,549 shares of its common stock to David Palach, its Chief Executive Officer; (iii) 51,000 shares of common stock to Lital Barda, its Chief Financial Officer; (iv) an aggregate of 208,639 shares of common stock to the Company’s directors, in each case under its 2022 Share Incentive Plan (the “Plan”); and (v) an aggregate of 510,000 shares of common stock outside of the Plan to consultants in consideration of various financial, investor relations and business development services provided to the Company.

The issuance of such shares was exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof as transactions by an issuer not involving a public offering.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth in clauses (ii), (iii) and (iv) of Item 3.02 above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexentis Technologies Inc.

Date: October 19, 2026	By:	/s/ David Palach
	Name:	David Palach
	Title:	Chief Executive Officer